EXHIBIT 10.5

AMENDMENT NUMBER 1 TO LICENSE AGREEMENT

Carnegie Mellon University – Spectral Molecular Imaging, Inc.

This Amendment Number 1 to the License Agreement (hereinafter “this Amendment”) has an effective date of November 9, 2005 and is entered into by and between Carnegie Mellon University, a Pennsylvania not-for-profit corporation, having a principal place of business at 5000 Forbes Avenue, Pittsburgh, Pennsylvania (“CARNEGIE MELLON”) and Spectral Molecular Imaging, Inc. a Nevada corporation, having an address at 8591 Skyline Drive, Los Angeles, California 90046 USA (“LICENSEE”).

Witnesseth

Whereas, CARNEGIE MELLON and LICENSEE have previously entered into a License Agreement having an effective date of September 29, 2005 (the “License Agreement”);

Whereas, both CARNEGIE MELLON and LICENSEE desire, upon the terms and conditions herein set forth, to harmonize the terms of the License Agreement with those of an “Assignment and License Agreement” between LICENSEE and ChromoDynamics, Inc. having a date of November 1, 2004 and subsequently amended;

Now Therefore, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

Amendments

Section 1.6 shall be changed from

“Field of Use” shall mean the use of the Licensed Technology listed in Section 1.9 herein for developing and commercializing the Endoscopic Invention (as defined in the Assignment and License Agreement attached hereto as Attachment B) and otherwise for use in developing and commercializing dermoscopic and other medical imaging applications.

to

“Field of Use” shall mean the use of the Licensed Technology listed in Section 1.9 herein for developing and commercializing the Endoscopic Invention (as defined in the Assignment and License Agreement attached hereto as Attachment B) and otherwise for use in developing (including pre-clinical development work) and commercializing dermoscopic applications and devices and other in vivo imaging applications and devices for ultimate clinical use (collectively, the “Endoscopic Applications”).

Except as specifically provided herein, all other terms and conditions of the License Agreement remain unchanged and, together with the provisions contained here, constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.

The undersigned verify subject to the penalties of 18 Pa. C.S. § 4904 relating to unsworn falsification to authorities that they have the authority to bind to this Agreement the party on behalf of which they are executing below.

Carnegie Mellon University

By:	/s/ Susan Burkett
Susan Burkett
Associate Provost

Date:	11/11/05

Spectral Molecular Imaging, Inc.

By	/s/ David Wohlberg

Title:	President

Date:	November 9, 2005